SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                         --------------

                            FORM 8-K

                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 1997
                                                 --------------

               PIONEER HI-BRED INTERNATIONAL, INC.
               -----------------------------------

       (Exact name of registrant as specified in charter)

        Iowa               0-7908          42-0470520
-----------------------------------------------------------------
  (State or Other       (Commission     (IRS Employer
   Jurisdiction          File Number)    Identification
   of Incorporation)                     No.)

700 Capital Square, 400 Locust Street, Des Moines, Iowa 50309
-----------------------------------------------------------------
(Address of Principal Executive Offices)            (Zip Code)
Registrant's telephone number, including area code (515) 248-4800
                                       N/A
-----------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On August 6, 1997, Pioneer Hi-Bred International, Inc. ("Pioneer") entered into a Research Alliance Agreement, Joint Venture Formation Agreement and Investment Agreement with E.I. du Pont de Nemours and Company ("DuPont"). Pursuant to the terms of these Agreements, Pioneer and DuPont agreed to a three pronged transaction involving a broad research alliance and collaboration between the two companies, the formation of a joint venture to exploit business opportunities in quality grain traits and an equity investment by DuPont in Pioneer which will ultimately give DuPont a 20% equity interest in Pioneer.
     Pursuant to the Research Alliance Agreement, Pioneer and DuPont have agreed to a broad research alliance to collaborate to take advantage of their respective expertise in technology and know-how concerning quality grain traits, agronomic traits, industrial use traits, genomics and enabling technologies for developing seed, grain, grain products, plant materials and other crop improvement products. Pursuant to the Joint Venture Formation Agreement, the jointly owned commercial joint venture (with each party owning 50%) will create, maximize and capture value for quality traits.
     The equity investment component of the transaction involves DuPont purchasing directly from Pioneer a new series of Series A Convertible Preferred Stock (the "Preferred Stock") which represents a common equivalent economic ownership interest in Pioneer equal to 19.99% of Pioneer's outstanding shares before giving effect to the transaction, and approximately 16-2/3% after giving effect thereto. The price being paid by DuPont, on a common share equivalent basis, is $104 per share in cash.
     The Investment Agreement, which has a term of 15 years plus one year's notice, includes a standstill which prohibits DuPont from acquiring any additional shares of Common Stock, except for certain top-up rights to enable it to obtain and maintain a 20% equity interest. DuPont is entitled under the Investment Agreement to nominate two (and in certain circumstances three) directors to Pioneer's existing board of 13, provided that DuPont maintains an equity ownership of at least 10%.
     Pioneer intends to use the proceeds of the DuPont investment to repurchase shares of Common Stock. The Investment Agreement requires Pioneer to seek to repurchase its shares by commencing, shortly after the closing of the investment, a dutch auction tender offer and thereafter, if necessary, through open market repurchases, in each case, with Pioneer seeking to repurchase sufficient shares to increase DuPont's equity ownership up to 20%. Pioneer is not required to repurchase any shares in excess of the $104 issue price unless DuPont agrees to fund the excess cost. After completion of the Company buy back program, if DuPont's ownership has not been increased to 20%, DuPont is permitted for one year to increase its economic ownership through open market purchases to up to 20%. DuPont is required to exchange all Common Stock acquired by it in any such transaction for additional shares of Preferred Stock.
     The closing of the transactions contemplated by the Agreements is subject to certain closing conditions, including the expiration of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.
      (c) Exhibits

      See Exhibit Index.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 7, 1997

                           PIONEER HI-BRED INTERNATIONAL, INC.

                           By:  /s/ Jerry Chicoine
                           ----------------------------------
                                Jerry Chicoine
                                Senior Vice President

                          EXHIBIT INDEX

Exhibit     Description                         Page Number
-------     -----------                         -----------

10.1        Investment Agreement, dated August 6,
            1997, between Pioneer Hi-Bred International, Inc. and
            E.I. du Pont de Nemours and Company.

99.1        Press releases dated August 7, 1997.